Exhibit 99.1

Ameriprise Financial, Inc. Ameriprise Financial Center Minneapolis, MN 55474

News Release

Ameriprise Financial Reports
Second Quarter 2014 Results

Second quarter 2014 net income(1) per diluted share was $1.91, operating EPS was $2.08, up 23 percent

Second quarter 2014 return on equity excluding AOCI was 19.1 percent, operating ROE increased 380 bps to a record high 21.7 percent

MINNEAPOLIS — July 29, 2014 — Ameriprise Financial, Inc. (NYSE: AMP) today reported second quarter 2014 net income(1) of $374 million, or $1.91 per diluted share. Operating earnings were $408 million, up 16 percent from a year ago, with operating earnings per diluted share up 23 percent to $2.08. Operating earnings per diluted share increased 31 percent when excluding a gain from the sale of Cofunds in the year-ago quarter.

Operating net revenues increased 6 percent to $2.9 billion. Excluding the gain in the year-ago period, operating net revenues grew 8 percent driven by strong fee-based business growth from client net inflows and market appreciation, which more than offset continued pressure from low interest rates.

Operating expenses increased 4 percent to $2.3 billion reflecting higher volume-related distribution expense. General and administrative expenses increased 3 percent compared to a year ago, reflecting the company’s ongoing expense discipline.

In the quarter, the company returned $464 million to shareholders through share repurchases and dividends. The company returned $921 million to shareholders through the first two quarters of the year.

“Ameriprise delivered another quarter of strong financial results with particular strength in our Advice and Wealth Management business,” said Jim Cracchiolo, chairman and chief executive officer.  “As we serve our clients and advisors, we continue to generate good revenue and earnings growth and posted another record high operating return on equity, ending the quarter at nearly 22 percent.”

(1)       Net income represents net income from continuing operations attributable to Ameriprise Financial.

Ameriprise Financial, Inc.

Second Quarter Summary

				Per Diluted Share
	Quarter Ended June 30,		% Better/	Quarter Ended June 30,		% Better/
(in millions, except per share amounts, unaudited)	2014	2013	(Worse)	2014	2013	(Worse)
Net income from continuing operations attributable to Ameriprise Financial	$374	$322	16%	$1.91	$1.54	24%
Adjustments, net of tax (1) (see reconciliation on p. 11)	34	30		0.17	0.15
Operating earnings (2)	$408	$352	16%	$2.08	$1.69	23%
Weighted average common shares outstanding:
Basic	192.7	204.9
Diluted	196.2	208.6

(1)   After-tax is calculated using the statutory tax rate of 35%.

(2)   The company believes the presentation of operating earnings best represents the economics of the business. Operating earnings, after-tax, exclude the consolidation of certain investment entities; net realized gains or losses; integration and restructuring charges; the market impact on variable annuity guaranteed benefits net of hedges and related deferred acquisition costs (DAC) and deferred sales inducement costs (DSIC) amortization; the market impact on indexed universal life benefits, net of hedges and related DAC amortization, unearned revenue amortization, and the reinsurance accrual; and income or loss from discontinued operations.

Results in the quarter were strong and the segment commentary includes certain items that largely offset and had a negligible impact on total operating earnings in the quarter.

Taxes

The second quarter 2014 operating effective tax rate was 29.5 percent compared to 27.9 percent a year ago. The company estimates that its full year 2014 operating effective tax rate will be in the 28 to 30 percent range.

Second Quarter 2014 Business Highlights

•                  Total assets under management and administration grew 15 percent from a year ago to $810 billion driven by Ameriprise advisor client net inflows and market appreciation.

•                  Ameriprise advisor client assets grew 16 percent to a record $435 billion and total wrap assets increased 23 percent to $168 billion. Wrap net inflows in the quarter remained strong at $3.0 billion.

•                  Advisor productivity continues to improve. On a trailing 12-month basis, operating net revenue per advisor, excluding results from former banking operations, grew 14 percent to $468,000.

•                  Recruiting remains solid with 54 experienced advisors joining Ameriprise during the quarter reflecting the slowdown in overall recruiting activity for the industry.

•                  Asset Management segment AUM increased 13 percent to $518 billion, driven by market appreciation and net inflows of $4.4 billion in the quarter.

•                  The company has 113 four- and five-star rated funds, with 51 funds managed by Columbia Management and 62 managed by Threadneedle.

•                  Threadneedle launched the Threadneedle Global Corporate Bond Fund, which utilizes the global fixed income platform of both Threadneedle and Columbia.

•                  Combined, Advice & Wealth Management and Asset Management generated more than 60 percent of company pretax operating earnings(1).

•                  Variable annuity policyholder account balances grew 10 percent to $78 billion and included $1.2 billion in new sales — 27 percent of sales in the quarter did not include living benefits.

•                  Excess capital was approximately $2 billion after repurchasing 3.2 million shares of common stock in the quarter for $352 million and paying $112 million in quarterly dividends. The company also currently holds $500 million of capital for contingencies that is above required levels, primarily for variable annuity products.

•                  During the quarter, the company released its Women and Financial PowerTM study that found that women are feeling confident about their finances with 41 percent of women surveyed stating they are making financial decisions on their own.

•                 During the quarter, Ameriprise Financial was recognized as a “Social Media All-Star” by DALBAR.

(1)       Excludes Corporate & Other segment

Segment Summaries

Ameriprise Financial, Inc.
Advice & Wealth Management Segment Operating Results

	Quarter Ended June 30,		% Better/
(in millions, unaudited)	2014	2013	(Worse)
Advice & Wealth Management
Net revenues	$1,198	$1,076	11%
Expenses	1,004	926	(8)
Pretax operating earnings	$194	$150	29

Pretax operating margin	16.2%	13.9%

	Quarter Ended June 30,		% Better/
	2014	2013	(Worse)
Retail client assets (billions)	$435	$373	16%
Mutual fund wrap net flows (billions)	$3.0	$3.1	(3)%
Operating net revenue per branded advisor, excluding former banking operations (trailing 12 months - thousands)	$468	$411	14%

Advice & Wealth Management pretax operating earnings increased 29 percent to $194 million, reflecting robust revenue growth and expense controls. Second quarter 2014 pretax operating margin reached a record high of 16.2 percent compared to 13.9 percent a year ago.

Operating net revenues grew 11 percent to $1.2 billion driven by asset growth in fee-based accounts from client inflows and market appreciation.

Operating expenses increased 8 percent to $1 billion as business growth resulted in higher distribution expenses. General and administrative expenses increased 2 percent, demonstrating ongoing expense discipline.

Total retail client assets grew 16 percent to $435 billion driven by client net inflows, client acquisition and market appreciation. Wrap net inflows continued to be strong at $3.0 billion, and brokerage cash balances were $18.5 billion. The combination of asset growth and strong client activity drove a 14 percent increase in operating net revenue per advisor, excluding former banking operations, on a trailing 12-month basis.

Ameriprise Financial, Inc.

Asset Management Segment Operating Results

	Quarter Ended June 30,		% Better/
(in millions, unaudited)	2014	2013	(Worse)
Asset Management
Net revenues	$844	$822	3%
Expenses	645	628	(3)
Pretax operating earnings	$199	$194	3

Adjusted net pretax operating margin	38.7%	35.1%

Items included in operating earnings:
Threadneedle gain on sale — Cofunds	$—	$30	NM
CDO benefit	$17	$19	(11)%

	Quarter Ended June 30,		% Better/
	2014	2013	(Worse)
Total segment AUM(1) (billions)	$518	$459	13%
Columbia Management AUM	$364	$335	8%
Threadneedle AUM	$158	$127	25%

Total segment net flows (billions)	$4.4	$(2.1)	NM
Retail net flows	$0.6	$(0.9)	NM
Institutional net flows	$3.5	$(0.8)	NM
Alternative net flows	$0.3	$(0.4)	NM

(1)   Subadvisory eliminations between Columbia Management and Threadneedle are included in the company’s Second Quarter 2014 Statistical Supplement available at ir.ameriprise.com.

NM  Not Meaningful — variance of greater than 100%

Asset Management pretax operating earnings increased 3 percent to $199 million. Excluding the gain from the sale of Cofunds in the prior-year period, operating earnings increased 21 percent driven by market appreciation and continued expense management, partially offset by the impact of net outflows in prior periods. Earnings in both the current and prior-year quarters benefitted from CDO liquidations, which occur periodically.

Asset Management margin remains strong. In the second quarter, adjusted net pretax operating margin was 38.7 percent compared to 35.1 percent a year ago.

Operating net revenues grew 3 percent to $844 million. Excluding the impact of the sale of Cofunds in the year ago quarter, revenue increased 7 percent primarily driven by asset growth from market appreciation, partially offset by the impact of net outflows in prior quarters.

Operating expenses increased 3 percent to $645 million, reflecting higher distribution expenses from market growth. Overall, expenses remained well controlled, with general and administrative expenses remaining relatively flat.

AUM grew 13 percent to $518 billion, reflecting market appreciation, partially offset by net outflows in prior periods.

For the quarter, net inflows were $4.4 billion, compared to net outflows of $2.1 billion a year ago. Retail net inflows were $0.6 billion in the quarter reflecting strong underlying net inflows at Threadneedle and normal seasonal increases in reinvested dividends at Columbia. This was partially offset by net outflows related to a portfolio manager change at Threadneedle earlier in the year and retail net outflows at

Columbia. Institutional net inflows of $3.5 billion in the quarter reflected good traction in third-party mandates and the funding of a previously announced $5.6 billion mandate from a new client, partially offset by anticipated outflows from legacy insurance and former-parent influenced mandates.

Ameriprise Financial, Inc.

Annuities Segment Operating Results

	Quarter Ended June 30,		% Better/
(in millions, unaudited)	2014	2013	(Worse)
Annuities
Net revenues	$651	$635	3%
Expenses	481	525	8
Pretax operating earnings	$170	$110	55

Variable annuity pretax operating earnings	$140	$78	79%
Fixed annuity pretax operating earnings	30	32	(6)
Total pretax operating earnings	$170	$110	55

Items included in operating earnings:
Market impact on DAC and DSIC (mean reversion)	$15	$(12)	NM
Impact of variable annuity product changes	10	—	NM
Total annuities impact	$25	$(12)	NM

	Quarter Ended June 30,		% Better/
	2014	2013	(Worse)
Variable annuity ending account balances (billions)	$77.6	$70.3	10%
Variable annuity net flows (millions)	$(456)	$(135)	NM
Fixed annuity ending account balances (billions)	$12.6	$13.5	(7)%
Fixed annuity net flows (millions)	$(460)	$(275)	(67)%

NM  Not Meaningful — variance of greater than 100%

Annuities pretax operating earnings increased 55 percent to $170 million compared to $110 million a year ago, reflecting new business growth, market appreciation and beneficial client behavior.

Variable annuity operating earnings increased 79 percent to $140 million. Market appreciation and beneficial client behavior more than offset higher distribution expenses from market appreciation. Policyholders continued to move assets into the Portfolio Stabilizer funds, with $1.5 billion shifting in the quarter, which resulted in a $10 million benefit to earnings. Variable annuity account balances grew 10 percent to $78 billion driven by market appreciation. Asset growth was partially offset by net outflows primarily from a closed block of variable annuities sold through third-party channels. Variable annuity cash sales remained solid at $1.2 billion.

Fixed annuity operating earnings declined 6 percent to $30 million as improved investment spreads offset the impact of a 7 percent decline in account balances. In addition, the company largely completed the re-pricing of a block of fixed annuities that are out of the guarantee period. Both spread expansion and lapse experience are consistent with our expectations.

Ameriprise Financial, Inc.

Protection Segment Operating Results

	Quarter Ended June 30,		% Better/
(in millions, unaudited)	2014	2013	(Worse)
Protection
Net revenues	$579	$550	5%
Expenses	488	459	(6)
Pretax operating earnings	$91	$91	—

Items included in operating earnings:
Market impact on DAC (mean reversion)	$1	$—	NM
Auto and Home catastrophe losses	(33)	(18)	(83)%
Disability income insurance reserve adjustment	—	(8)	NM
Total protection impact	$(32)	$(26)	(23)%

	Quarter Ended June 30,		% Better/
	2014	2013	(Worse)
Life insurance in force (billions)	$195	$193	1%
VUL/UL ending account balances (billions)	$11.2	$10.2	10%
Auto & home policies in force (thousands)	889	795	12%

NM  Not Meaningful — variance of greater than 100%

Protection pretax operating earnings remained flat at $91 million as good performance in life insurance was offset by elevated catastrophe losses in Auto and Home. Net revenues grew 5 percent, primarily from growth in Auto and Home.

Life and Health earnings reflected continued good claims experience and growth in account values. VUL/UL account balances grew 10 percent, primarily driven by market appreciation. VUL/UL cash sales of $78 million remained strong.

Auto and Home earnings included $33 million of catastrophe losses associated with severe weather during the quarter that were $12 million higher than expectations. Excluding catastrophe losses, overall loss experience remains consistent with our expectations. Auto and Home policy growth remained strong, with policies in force up 12 percent.

Ameriprise Financial, Inc.

Corporate & Other Segment Operating Results

	Quarter Ended June 30,		% Better/
(in millions, unaudited)	2014	2013	(Worse)
Corporate & Other
Net revenues	$(2)	$3	NM
Expenses	73	60	(22)%
Pretax operating loss	$(75)	$(57)	(32)

NM  Not Meaningful — variance of greater than 100%

Corporate & Other pretax operating loss was $75 million for the quarter compared to a $57 million loss a year ago. Results in the quarter included higher expenses primarily related to the early redemption of corporate debt and provisions for regulatory reserves and long-term performance compensation awards.

Contacts

Investor Relations:	Media Relations:

Alicia A. Charity	Paul W. Johnson
Ameriprise Financial	Ameriprise Financial
(612) 671-2080	(612) 671-0625
alicia.a.charity@ampf.com	paul.w.johnson@ampf.com

Chad J. Sanner
Ameriprise Financial
(612) 671-4676
chad.j.sanner@ampf.com

At Ameriprise Financial, we have been helping people feel confident about their financial future for 120 years. With a nationwide network of 10,000 financial advisors and extensive asset management, advisory and insurance capabilities, we have the strength and expertise to serve the full range of individual and institutional investors’ financial needs. For more information, visit ameriprise.com.

Ameriprise Financial Services, Inc. offers financial planning services, investments, insurance and annuity products. Columbia Funds are distributed by Columbia Management Investment Distributors, Inc., member FINRA and managed by Columbia Management Investment Advisers, LLC. Threadneedle International Limited is an SEC- and FCA-registered investment adviser affiliate of Columbia Management Investment Advisers, LLC based in the U.K. Auto and home insurance is underwritten by IDS Property Casualty Insurance Company, or in certain states, Ameriprise Insurance Company, both in De Pere, WI. RiverSource insurance and annuity products are issued by RiverSource Life Insurance Company, and in New York only by RiverSource Life Insurance Co. of New York, Albany, New York. Only RiverSource Life Insurance Co. of New York is authorized to sell insurance and annuity products in the state of New York. These companies are all part of Ameriprise Financial, Inc. CA License #0684538. RiverSource Distributors, Inc. (Distributor), Member FINRA.

Forward-Looking Statements

This news release contains forward-looking statements that reflect management’s plans, estimates and beliefs. Actual results could differ materially from those described in these forward-looking statements. Examples of such forward-looking statements include:

•                  the statement in this news release that the company expects its full-year 2014 operating effective tax rate to be in the 28 to 30 percent range;

•                  statements of the company’s plans, intentions, positioning, expectations, objectives or goals, including those relating to asset flows, mass affluent and affluent client acquisition strategy, client retention and growth of our client base, financial advisor productivity, retention, recruiting and enrollments, the introduction, cessation, terms or pricing of new or existing products and services, acquisition integration, general and administrative costs, consolidated tax rate, return of capital to shareholders, and excess capital position and financial flexibility to capture additional growth opportunities;

•                  other statements about future economic performance, the performance of equity markets and interest rate variations and the economic performance of the United States and of global markets; and

•                  statements of assumptions underlying such statements.

The words “believe,” “expect,” “anticipate,” “optimistic,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” “forecast,” “on pace,” “project” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from such statements.

Such factors include, but are not limited to:

•                  conditions in the interest rate, credit default, equity market and foreign exchange environments, including changes in valuations, liquidity and volatility;

•                  changes in and the adoption of relevant accounting standards and securities rating agency standards and processes, as well as changes in the litigation and regulatory environment, including ongoing legal proceedings and regulatory actions, the frequency and extent of legal claims threatened or initiated by clients, other persons and regulators, and developments in regulation and legislation, including the rules and regulations implemented or to be implemented in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act;

•                 investment management performance and distribution partner and consumer acceptance of the company’s products;

•                  effects of competition in the financial services industry, including pricing pressure, the introduction of new products and services and changes in product distribution mix and distribution channels;

•                  changes to the company’s reputation that may arise from employee or advisor misconduct, legal or regulatory actions, perceptions of the financial services industry generally, improper management of conflicts of interest or otherwise;

•                  the company’s capital structure, including indebtedness, limitations on subsidiaries to pay dividends, and the extent, manner, terms and timing of any share or debt repurchases management may effect as well as the opinions of rating agencies and other analysts and the reactions of market participants or the company’s regulators, advisors, distribution partners or customers in response to any change or prospect of change in any such opinion;

•                  changes to the availability and cost of liquidity and the Company’s credit capacity that may arise due to shifts in market conditions, the Company’s credit ratings and the overall availability of credit;

•                  risks of default, capacity constraint or repricing by issuers or guarantors of investments the company owns or by counterparties to hedge, derivative, insurance or reinsurance arrangements or by manufacturers of products the company distributes, experience deviations from the company’s assumptions regarding such risks, the evaluations or the prospect of changes in evaluations of any such third parties published by rating agencies or other analysts, and the reactions of other market participants or the company’s regulators, advisors, distribution partners or customers in response to any such evaluation or prospect of changes in evaluation;

•                  experience deviations from the company’s assumptions regarding morbidity, mortality and persistency in certain annuity and insurance products, or from assumptions regarding market returns assumed in valuing or unlocking DAC and DSIC or market volatility underlying our valuation and hedging of guaranteed living benefit annuity riders, or from assumptions regarding anticipated claims and losses relating to our automobile and home insurance products;

•                  changes in capital requirements that may be indicated, required or advised by regulators or rating agencies;

•                  the impacts of the company’s efforts to improve distribution economics and to grow third-party distribution of its products;

•                 the ability to pursue and complete strategic transactions and initiatives, including acquisitions, divestitures, restructurings, joint ventures and the development of new products and services;

•                  the ability to realize the financial, operating and business fundamental benefits of strategic transactions and initiatives the company has completed, is pursuing or may pursue in the future, which may be impacted by the ability to obtain regulatory approvals, the ability to effectively manage related expenses and by market, business partner and consumer reactions to such strategic transactions and initiatives;

•                  the ability and timing to realize savings and other benefits from re-engineering and tax planning;

•                  interruptions or other failures in our communications, technology and other operating systems, including errors or failures caused by third party service providers, interference or failures caused by third party attacks on our systems, or the failure to safeguard the privacy or confidentiality of sensitive information and data on such systems; and

•                  general economic and political factors, including consumer confidence in the economy and the financial industry, the ability and inclination of consumers generally to invest as well as their ability and inclination to invest in financial instruments and products other than cash and cash equivalents, the costs of products and services the company consumes in the conduct of its business, and applicable legislation and regulation and changes therein, including tax laws, tax treaties, fiscal and central government treasury policy, and policies regarding the financial services industry and publicly held firms, and regulatory rulings and pronouncements.

Management cautions the reader that the foregoing list of factors is not exhaustive. There may also be other risks that management is unable to predict at this time that may cause actual results to differ materially from those in forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Management undertakes no obligation to update publicly or revise any forward-looking statements. The foregoing list of factors should be read in conjunction with the “Risk Factors” discussion under Part 1, Item 1A of and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2013 available at ir.ameriprise.com.

The financial results discussed in this news release represent past performance only, which may not be used to predict or project future results. The financial results and values presented in this news release and the below-referenced Statistical Supplement are based upon asset valuations that represent estimates as of the date of this news release and may be revised in the company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014. For information about Ameriprise Financial entities, please refer to the Second Quarter 2014 Statistical Supplement available at ir.ameriprise.com and the tables that follow in this news release.

Ameriprise Financial, Inc.

Reconciliation Table: Earnings

	Quarter Ended June 30,		Per Diluted Share Quarter Ended June 30,
(in millions, except per share amounts, unaudited)	2014	2013	2014	2013
Net income attributable to Ameriprise Financial	$374	$321	$1.91	$1.54
Less: Loss from discontinued operations, net of tax	—	(1)	—	—
Net income from continuing operations attributable to Ameriprise Financial	374	322	1.91	1.54
Add: Market impact on variable annuity guaranteed benefits, net of tax(1)	35	28	0.18	0.13
Add: Market impact on indexed universal life benefits, net of tax(1)	—	1	—	0.01
Add: Integration/restructuring charges, net of tax(1)	—	1	—	0.01
Add: Net realized gains, net of tax(1)	(1)	—	(0.01)	—
Operating earnings	408	352	2.08	1.69
Less: Threadneedle gain on sale — Cofunds, net of tax(1)	—	20	—	0.10
Operating earnings excluding gain on sale of Cofunds	$408	$332	$2.08	$1.59
Weighted average common shares outstanding:
Basic	192.7	204.9
Diluted	196.2	208.6

(1)   Calculated using the statutory tax rate of 35%.

Ameriprise Financial, Inc.

Reconciliation Table: Total Net Revenues

	Quarter Ended June 30,
(in millions, unaudited)	2014	2013
Total net revenues	$3,072	$2,749
Less: CIEs revenue	160	12
Less: Net realized gains	1	—
Less: Market impact on indexed universal life benefits	(4)	(1)
Operating total net revenues	2,915	2,738
Less: Threadneedle gain on sale - Cofunds	—	30
Operating total net revenues excluding gain on sale of Cofunds	$2,915	$2,708

Ameriprise Financial, Inc.

Reconciliation Table: Total Expenses

	Quarter Ended June 30,
(in millions, unaudited)	2014	2013
Total expenses	$2,453	$2,347
Less: CIEs expenses	67	52
Less: Market impact on variable annuity guaranteed benefits	54	43
Less: Market impact on indexed universal life benefits	(4)	1
Less: Integration/restructuring charges	—	1
Operating expenses	$2,336	$2,250

Ameriprise Financial, Inc.

Reconciliation Table: Pretax Operating Earnings

	Quarter Ended June 30,
(in millions, unaudited)	2014	2013
Operating total net revenues	$2,915	$2,738
Operating expenses	2,336	2,250
Pretax operating earnings	$579	$488

Ameriprise Financial, Inc.
Reconciliation Table: General and Administrative Expense

	Quarter Ended June 30,
(in millions, unaudited)	2014	2013
General and administrative expense	$805	$775
Less: CIEs expenses	22	17
Less: Integration/restructuring charges	—	1
Operating general and administrative expense	$783	$757

Ameriprise Financial, Inc.
Reconciliation Table: Effective Tax Rate

	Quarter Ended June 30, 2014
(in millions, unaudited)	GAAP	Operating
Income from continuing operations before income tax provision	$619	$579
Less: Pretax income attributable to noncontrolling interests	93	—
Income from continuing operations before income tax provision excluding consolidated investment entities	$526	$579
Income tax provision from continuing operations	$152	$171
Effective tax rate	24.5%	29.5%
Effective tax rate excluding noncontrolling interests	28.7%	29.5%

Ameriprise Financial, Inc.
Reconciliation Table: Effective Tax Rate

	Quarter Ended June 30, 2013
(in millions, unaudited)	GAAP	Operating
Income from continuing operations before income tax provision	$402	$488
Less: Pretax income attributable to noncontrolling interests	(40)	—
Income from continuing operations before income tax provision excluding consolidated investment entities	$442	$488
Income tax provision from continuing operations	$120	$136
Effective tax rate	29.6%	27.9%
Effective tax rate excluding noncontrolling interests	26.9%	27.9%

Ameriprise Financial, Inc.
Reconciliation Table: Operating Total Net Revenues Per Financial Advisor (trailing 12 months)

	Quarter Ended June 30,
(in thousands, unaudited)	2014	2013
Operating total net revenues per financial advisor	$468	$415
Less: Operating total net revenues per financial advisor attributable to former banking operations	—	4
Operating total net revenues per financial advisor excluding former banking operations	$468	$411

Ameriprise Financial, Inc.

Reconciliation Table: Asset Management Adjusted Net Pretax Operating Margin

	Quarter Ended June 30,
(in millions, unaudited)	2014	2013
Operating total net revenues	$844	$822
Less: Distribution pass through revenues	237	225
Less: Subadvisory and other pass through revenues	106	136
Adjusted operating revenues	$501	$461

Pretax operating earnings	$199	$194
Less: Operating net investment income	13	41
Add: Amortization of intangibles	8	9
Adjusted operating earnings	$194	$162

Adjusted net pretax operating margin	38.7%	35.1%

Ameriprise Financial, Inc.
Reconciliation Table: Asset Management Operating Total Net Revenues

	Quarter Ended June 30,
(in millions, unaudited)	2014	2013
Operating total net revenues	$844	$822
Less: Threadneedle gain on sale - Cofunds	—	30
Operating total net revenues excluding gain on sale of Cofunds	$844	$792

Ameriprise Financial, Inc.
Reconciliation Table: Asset Management Pretax Operating Earnings

	Quarter Ended June 30,
(in millions, unaudited)	2014	2013
Pretax operating earnings	$199	$194
Less: Threadneedle gain on sale - Cofunds	—	30
Pretax operating earnings excluding gain on sale of Cofunds	$199	$164

Ameriprise Financial, Inc.

Reconciliation Table: Return on Equity (ROE) Excluding Accumulated
Other Comprehensive Income “AOCI”

	Twelve Months Ended June 30,
(in millions, unaudited)	2014	2013
Net income attributable to Ameriprise Financial	$1,452	$1,218
Less: Loss from discontinued operations, net of tax	(2)	(2)
Net income from continuing operations attributable to Ameriprise Financial, as reported	1,454	1,220
Less: Adjustments (1)	(131)	(126)
Operating earnings	$1,585	$1,346

Total Ameriprise Financial, Inc. shareholders’ equity	$8,326	$8,911
Less: Accumulated other comprehensive income, net of tax	698	1,023
Total Ameriprise Financial, Inc. shareholders’ equity excluding AOCI	7,628	7,888
Less: Equity impacts attributable to the consolidated investment entities	330	356
Operating equity	$7,298	$7,532

Return on equity, excluding AOCI	19.1%	15.5%
Operating return on equity, excluding AOCI (2)	21.7%	17.9%

(1)   Adjustments reflect the trailing twelve months’ sum of after-tax net realized gains/losses; market impact on variable annuity guaranteed benefits, net of hedges and related DSIC and DAC amortization; the market impact on indexed universal life benefits, net of hedges and related DAC amortization, unearned revenue amortization, and the reinsurance accrual; and integration/restructuring charges.  After-tax is calculated using the statutory tax rate of 35%.

(2)   Operating return on equity excluding accumulated other comprehensive income (AOCI) is calculated using the trailing twelve months of earnings excluding the after-tax net realized gains/losses; market impact on variable annuity guaranteed benefits, net of hedges and related DSIC and DAC amortization; the market impact on indexed universal life benefits, net of hedges and related DAC amortization, unearned revenue amortization, and the reinsurance accrual; integration/restructuring charges; and discontinued operations in the numerator, and Ameriprise Financial shareholders’ equity excluding AOCI and the impact of consolidating investment entities using a five-point average of quarter-end equity in the denominator.  After-tax is calculated using the statutory tax rate of 35%.

Ameriprise Financial, Inc.
Consolidated GAAP Results

	Quarter Ended June 30,		% Better/
(in millions, unaudited)	2014	2013	(Worse)
Revenues
Management and financial advice fees	$1,452	$1,294	12%
Distribution fees	470	448	5
Net investment income	433	451	(4)
Premiums	345	315	10
Other revenues	379	249	52
Total revenues	3,079	2,757	12
Banking and deposit interest expense	7	8	13
Total net revenues	3,072	2,749	12
Expenses
Distribution expenses	810	732	(11)
Interest credited to fixed accounts	175	198	12
Benefits, claims, losses and settlement expenses	506	490	(3)
Amortization of deferred acquisition costs	78	92	15
Interest and debt expense	79	60	(32)
General and administrative expense	805	775	(4)
Total expenses	2,453	2,347	(5)
Income from continuing operations before income tax provision	619	402	54
Income tax provision	152	120	(27)
Income from continuing operations	467	282	66
Loss from discontinued operations, net of tax	—	(1)	NM
Net income	467	281	66
Less: Net income (loss) attributable to noncontrolling interests	93	(40)	NM
Net income attributable to Ameriprise Financial	$374	$321	17

NM  Not Meaningful — variance of greater than 100%